PRESS RELEASE

                                 [COMPANY LOGO]


FOR IMMEDIATE RELEASE

CONTACT:

Nick Visco - Chief Financial Officer              (732) 590-1600


                 INTELLIGROUP BEGINS YEAR WITH INCREASED REVENUE

       TRACK RECORD OF MEETING OR EXCEEDING REVENUE EXPECTATIONS CONTINUES
              WITH 18% INCREASE FROM SAME QUARTER OF PREVIOUS YEAR

             COMPANY WRITES DOWN REMAINING BALANCE OF SERANOVA NOTE

Edison, NJ (May 13, 2003): Intelligroup, Inc. (Nasdaq: ITIG), an information technology services strategic outsourcing partner to the world's largest companies, today reported results for its first quarter ended March 31, 2003.

The Company added 68 new or expanded engagements since the end of the prior quarter, including additional projects at Pearson Technology Center, GE, Hitachi, and Stanley Works. New customers during the quarter have included DaimlerChrysler and Ajinomoto USA. The Company's current 12-month revenue backlog - excluding discontinued operations - improved to $51.6 million, compared to $49.6 million in prior quarter.

In reporting its first quarter results, the Company has reflected the sale of certain operations in the Company's Asia-Pacific region (the "A-Pac Group"), classifying these as "discontinued operations" in accordance with Generally Accepted Accounting Principles ("GAAP"). Consistent with this treatment, revenues and expenses from the A-Pac Group are presented as a separate item, after income from continuing operations. Prior period results have been presented on a proforma basis, providing a consistent basis for comparison.

The Company also reported certain "Special Charges" in its first quarter results. These included a write down of the note receivable balance and other obligations related to SeraNova Inc., as well as the continuing costs of litigation stemming from the prior year's proxy contest with a dissident shareholder. The Company excludes these Special Charges from analytical comparisons and statistics in order to more appropriately evaluate current operating trends.



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                                  PRESS RELEASE

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FINANCIAL HIGHLIGHTS FROM CONTINUING OPERATIONS:

--------------------------------------------------------------------------------------------
                                   GAAP Presentation            Exclusive of Special Charges
                                Q1 2003         Q4 2002           Q1 2003        Q4 2002
                                -------         -------           -------        -------

Revenue                      $27.2 million   $26.8 million    $27.2 million   $26.8 million
Operating Income (Loss)      ($5.0)million      $613,000         $359,000        $763,000
EBITDA                       ($4.1)million    $1.6 million     $1.2 million    $1.8 million
Diluted Earnings per Share       ($0.31)         $0.02            $0.01          $0.03
--------------------------------------------------------------------------------------------

"I am pleased to start 2003 with another strong revenue quarter, and continued profitability exclusive of Special Charges," commented Arjun Valluri, Chairman and CEO. "With our recent branding initiative and ramped up marketing efforts we enter the year with great momentum, being recognized for our proven expertise in delivering exceptional support for enterprise applications. As anticipated, our onsite/offshore model for cost-effective outsourcing has been a significant advantage over competitors who can not match our quality levels of service."

As announced on April 3, 2003, the Company consummated the sale of its A-Pac Group, operating in Australia, New Zealand, Singapore, Hong Kong and Indonesia, to Soltius Global Solutions PTE Ltd. The financial results of the Company have been reclassified to reflect the sale as of March 31, 2003. In accordance with GAAP, the net operating results, assets, liabilities and net cash flows of the A-Pac Group have been segregated and reported as discontinued operations for all periods presented.

The Company reported revenues from continuing operations of $27.2 million for first quarter 2003, a 2% increase over fourth quarter 2002 revenues of $26.8 million, and an 18% improvement from revenues of $23.0 million in first quarter 2002.

Gross profit margin for first quarter 2003 was 29.1% of revenue, compared with 30.1% for fourth quarter 2002, and 30.3% for first quarter 2002.

The Company continued to incur additional litigation expenses related to the 2002 proxy contest, totaling $297,000 during the first quarter 2003. Through first quarter 2003, the Company has incurred a total of $1.4 million in proxy solicitation and related litigation expenses.

In the first quarter of 2003, the Company recorded approximately $5.1 million in special charges associated with the note receivable from SeraNova Inc., the Company's former Internet services



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                                  PRESS RELEASE

                                 [COMPANY LOGO]

subsidiary ("SeraNova"), and certain other related issues. The Company has recognized an additional impairment charge of $4.0 million related to the note, approximately $321,000 related to other assets, approximately $424,000 in costs required to exit certain lease obligations, and $315,000 in legal fees. The Company has determined that due to the apparent financial condition of SeraNova and its parent company, Silverline Technologies Inc., that recovery of this asset may not be probable.

Cumulatively, the SeraNova and proxy contest related expenses totaled $5.4 million for the first quarter 2003 and are referred to as Special Charges.

The Company reported first quarter 2003 operating expenses (selling, general, administrative and depreciation expenses, excluding Special Charges) of $7.6 million. In comparison, fourth quarter operating expenses were $7.3 million, and first quarter 2002 operating expenses were $6.7 million.

Including Special Charges, the Company reported first quarter 2003 operating expenses of $12.9 million. In comparison, operating expenses during fourth quarter 2002 were $7.5 million, and operating expenses during first quarter 2002 were $6.7 million.

Excluding all Special Charges, the Company reported first quarter 2003 operating income of $359,000, compared with $763,000 in fourth quarter 2002, and $292,000 in first quarter 2002. Earnings before interest, taxes, depreciation, amortization and special charges ("EBITDA") was $1.2 million for the first quarter of 2003, compared with just under $1.8 million for the fourth quarter of 2002, and $1.2 million for the first quarter of 2002.

Including all Special Charges, the Company's first quarter 2003 operating loss was $5.0 million, compared with operating income of $613,000 in fourth quarter 2002, and operating income of $292,000 in first quarter 2002. First quarter 2003 EBITDA was ($4.1) million, compared with $1.6 million for the fourth quarter of 2002, and $1.2 million for the first quarter of 2002.

Excluding all Special Charges, first quarter 2003 net income was $140,000, or $0.01 diluted earnings per share. In comparison, fourth quarter 2002 net income, excluding all Special Charges, was $504,000, or diluted earnings per share of $0.03, and first quarter 2002 net income was $130,000, or diluted earnings per share of $0.01.

The Company's first quarter 2003 net loss, including Special Charges and discontinued operations, was $7.4 million, or ($0.44) diluted loss per share, compared with fourth quarter 2002



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                                  PRESS RELEASE

                                 [COMPANY LOGO]


net income of $354,000, or diluted earnings per share of $0.02, and first quarter 2002 net income was $130,000, or diluted earnings per share of $0.01.




Intelligroup will hold its first quarter 2003 earnings conference call at 1:30 p.m. ET on Tuesday, May 13, 2003. A live broadcast of the call can be accessed on the web at www.intelligroup.com or by phone in the US at (800) 289-0496, or
               --------------------
internationally at (913) 981-5519, access code Intelligroup. A replay of the conference call will also be available by telephone 24 hours a day from 4:30 p.m. ET on Tuesday, May 13, 2003 through 12:00 a.m. ET on Tuesday, May 27, 2003, by calling (888) 203-1112 in the US, or (719) 457-0820 internationally, with access code 581940.


ABOUT INTELLIGROUP
Intelligroup,  Inc.  (http://www.intelligroup.com)  is an information technology services strategic outsourcing partner to the world's largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.



SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage



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                                  PRESS RELEASE

                                 [COMPANY LOGO]


growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.

INTELLIGROUP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

                                               MARCH 31, 2003       DECEMBER 31, 2002
                                               --------------       -----------------
ASSETS
Cash and cash equivalents                       $  2,256,000          $  1,163,000

Accounts receivable:
     Billed                                       18,017,000            17,745,000
     Unbilled                                      5,727,000             6,818,000
Other current assets                               4,522,000             4,570,000
Note receivable - SeraNova                               -               4,000,000
Current assets of discontinued operations*               -               2,393,000
                                                ------------          ------------
Total current assets                              30,522,000            36,689,000


Equipment, net                                     5,229,000             5,725,000
Other assets                                       1,057,000             1,029,000
Long-term assets of discontinued operations*             -                 676,000
                                                ------------          ------------
Total Assets                                    $ 36,808,000          $ 44,119,000
                                                ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                             $ 22,971,000          $ 22,621,000
Current liabilities of discontinued operations*          -               1,681,000
Other liabilities                                    996,000             1,091,000
Shareholders' equity                              12,841,000            18,726,000
                                                ------------          ------------
Total Liabilities and Shareholders' Equity      $ 36,808,000          $ 44,119,000
                                                =============         =============


* represents the amounts associated with the Asia-Pacific entities sold to Soltius Global Solutions PTE Ltd. on April 2, 2003.

INTELLIGROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
For the three months ended March 31, 2003 and 2002

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                               2003           2002
                                                               ----           ----

Revenues                                                   $27,235,000    $23,005,000
Cost of sales                                               19,309,000     16,025,000
                                                           -----------    -----------
Gross profit                                                 7,926,000      6,980,000
  Gross profit percentage                                        29.1%          30.3%

Selling, general and administrative expenses                 6,868,000      5,996,000
Depreciation and amortization                                  699,000        692,000
SeraNova receivable impairment and other charges             5,060,000            -
Proxy contest charges                                          297,000            -
                                                           -----------    -----------
Total operating expenses                                    12,924,000      6,688,000
                                                           -----------    -----------

Operating income (loss)                                     (4,998,000)       292,000
Other income (expense), net                                   (144,000)       (58,000)
                                                           -----------    -----------
Income (loss) from continuing operations before taxes       (5,142,000)       234,000

Income tax expense                                              75,000        104,000
                                                           -----------    -----------
Income (loss) from continuing operations                    (5,217,000)       130,000

Loss from discontinued operations (including loss on
disposal of $1,706,000), net of tax expense of $15,000
and $27,000, respectively*                                  (2,134,000)      (118,000)

                                                           -----------    -----------
Net income (loss)                                          $(7,351,000)   $    12,000
                                                           ===========    ===========
Earnings (loss) per share:
  Basic earnings (loss) per share:
     Income (loss) from continuing operations              $     (0.31)   $      0.01
     Discontinued operations                                     (0.13)         (0.01)
                                                           -----------    -----------
       Net earnings (loss) per share                       $     (0.44)   $      0.00
                                                           ===========    ===========

Diluted earnings (loss) per share:
     Income (loss) from continuing operations              $     (0.31)   $      0.01
     Discontinued operations                                     (0.13)         (0.01)
                                                           -----------    -----------
       Net earnings (loss) per share                       $     (0.44)   $      0.00
                                                           ===========    ===========

Weighted average common shares outstanding:
          Basic                                             16,630,000     16,630,000
                                                           ===========    ===========
          Diluted                                           16,630,000     16,631,000
                                                           ===========    ===========

* represents the amounts associated with the Asia-Pacific entities sold to Soltius Global Solutions PTE Ltd. on April 2, 2003.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statment of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided below a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

INTELLIGROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
For the three months ended March 31, 2003 and 2002

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                             2003            2002
                                                             ----            ----
RECONCILIATION OF GAAP INCOME/EPS TO PROFORMA RESULTS

Income (loss) from continuing operations per GAAP
presentation                                            $ (5,217,000)    $    130,000

Add back special charges adjustments:
-------------------------------------
SeraNova receivable impairment and other charges           5,060,000              -
Proxy contest charges                                        297,000              -
                                                        ------------     ------------
Income from continuing operations, exclusive
of special charges                                      $    140,000     $    130,000
                                                        ============     ============


Diluted earnings per share from continuing operations,
exclusive of special charges                            $       0.01     $       0.01
                                                        ============     ============

Weighted average common shares outstanding:
          Diluted                                         16,900,000       16,631,000
                                                        ============     ============


RECONCILIATION OF EBITDA TO GAAP RESULTS

Operating income (loss)                                 $ (4,998,000)    $    292,000
Depreciation/Amortization                                    880,000          954,000
SeraNova receivable impairment and other charges           5,060,000              -
Proxy contest charges                                        297,000              -
                                                        ------------     ------------
EBITDA                                                  $  1,239,000     $  1,246,000
                                                        ============     ============

The non-GAAP measure represents certain special charges which the Company considers to be non-operating items. We believe that the presentation of the non-GAAP measure provides useful information for investors regarding our regular financial performance. Our management uses this measure for the same purpose. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.